UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 20, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 20, 2016, Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, entered into a joint proposal (the “Joint Proposal”) with Friends of the Earth, Natural Resources Defense Council, Environment California, International Brotherhood of Electrical Workers Local 1245, Coalition of California Utility Employees, and Alliance for Nuclear Responsibility (collectively, the “Parties”) to retire Diablo Canyon Nuclear Power Plant (“Diablo Canyon”) at the expiration of its current operating licenses in 2024 and 2025 and replace it with a greenhouse gas (“GHG”)-free portfolio of energy efficiency, renewables and energy storage.

In October 2015, the California Governor signed Senate Bill (“SB”) 350, the Clean Energy and Pollution Reduction Act of 2015, which, effective January 1, 2016, increased the amount of renewable energy that must be delivered by most load-serving entities, including the Utility, to their customers from 33 percent of their total annual retail sales by the end of the 2017-2020 compliance period to 50 percent of their total annual retail sales by the end of the 2028-2030 compliance period and in each compliance period thereafter.  SB 350 also requires the CPUC to establish an integrated resource planning (“IRP”) process for regulated load-serving entities that helps to achieve the state’s GHG emission reduction target of 40 percent below 1990 levels by 2030 while continuing to deliver safe, reliable, least-cost service to customers.  After considering factors including (i) the increase of the Renewable Portfolio Standard (“RPS”) to 50 percent by 2030, (ii) the doubling of energy efficiency goals under SB 350, (iii) the challenge of managing over-generation and intermittency conditions under a resource portfolio increasingly influenced by solar and wind production, (iv) the growth rate of distributed energy resources, and (v) the potential increases in the departure of the Utility’s retail load customers to Community Choice Aggregation (“CCA”), the Utility in consultation with other Parties concluded that the most effective and efficient path forward for achieving California’s SB 350 policy goal for deep reductions in GHG emissions is to retire Diablo Canyon at the end of its current operating license period and replace it with a GHG-free portfolio of energy efficiency, renewables and energy storage.

As a result, subject to certain regulatory approvals, including the California Public Utilities Commission’s (“CPUC”) approval of the Joint Proposal, the Utility will not pursue the Nuclear Regulatory Commission’s (“NRC”) approval to extend operations at Diablo Canyon for an additional 20 years beyond the expiration of its current operating licenses.  The Utility intends to operate Diablo Canyon until the end of its current NRC operating licenses which expire on November 2, 2024 (Unit 1) and August 26, 2025 (Unit 2).  The Joint Proposal seeks confirmation from the CPUC that the Utility’s full investment in Diablo Canyon and authorized rate of return will be recovered in rates by the time the facility ceases operations.

The Joint Proposal also includes a voluntary increase in the Utility’s target for RPS-eligible resources to 55 percent, effective in 2031 through 2045, as compared to the state’s goal of 50 percent renewables.

The Parties propose that the Utility be authorized to procure GHG-free replacement resources in three competitive procurement tranches:

- Tranche 1:  In this tranche, the Utility will be authorized to obtain 2,000 gross gigawatt-hours (“GWH”) of energy efficiency savings to be implemented over the 2018 to 2024 time period;

- Tranche 2:  In this tranche, the Utility will be authorized to procure 2,000 GWH of GHG-free energy resources through an all-source solicitation that will commence energy deliveries or add energy efficiency programs or projects to the system in the 2025 to 2030 time period;

- Tranche 3:  In this tranche, with energy delivery starting in 2031, the Utility will purchase incremental RPS-eligible resources through competitive solicitations to voluntarily achieve a 55 percent RPS, and will maintain this voluntary commitment through 2045 or until superseded by action of the state legislature or the CPUC.

Costs associated with energy efficiency savings in Tranche 1 or Tranche 2 will be recovered through the Utility’s electric public purpose program (“PPP”) rates as non-bypassable charges, consistent with the existing recovery mechanisms for energy efficiency costs.  The Utility’s commitment to replace Diablo Canyon with GHG-free energy resources is conditioned upon the CPUC pre-approval that any procurement the Utility makes associated with the Joint Proposal will be subject to a non-bypassable cost allocation mechanism that (1) equitably allocates costs and benefits, such as RPS or Resource Adequacy credits, associated with the procurement among responsible load-serving entities, and (2) determines the net capacity costs of such procurement consistent with the methodology for the allocation of net capacity costs described in California Public Utilities Code Section 365.1(c)(2)(C).  The Utility will request that the CPUC pre-approve the non-bypassable cost allocation mechanism in its application to the CPUC to approve the Joint Proposal (the “Joint Proposal Application”).

The three tranches of resource procurement proposed in the Joint Proposal are not intended to specify all energy resources that will be needed to ensure the orderly replacement of Diablo Canyon with a GHG-free portfolio of energy efficiency, renewables and energy storage.  Instead, the Utility expects that the full solution will emerge over the 2024-2045 period, in consultation with many parties and with the oversight of the CPUC, the California Independent System Operator, the California Energy Commission, the California Air Resources Board, the California Governor, and the California legislature.  Additional energy procurement beyond that specified in the three tranches will be needed on a system-wide basis to replace the output of Diablo Canyon, which the Parties expect will primarily be addressed through the CPUC’s IRP process. Some of the factors that may impact energy resource replacement in the Utility’s Northern and Central California service territory will occur outside the CPUC’s resource planning proceedings, including but not limited to state-wide adoption of enhanced energy efficiency goals, customers' additions of distributed energy resources, potential expansion of customer loads by current and future CCAs, Energy Service Providers and other load-serving entities, and reduced need for periodic curtailment of California’s increasingly abundant solar and wind resources.

In addition, in order to retain highly skilled personnel necessary to safely operate Diablo Canyon during the remaining years of operations, the Utility will incur costs in connection with (i) an employee retention program to ensure adequate staffing levels at Diablo Canyon, and (ii) an employee retraining and development program, to facilitate redeployment of a portion of Diablo Canyon personnel to the decommissioning project and elsewhere in the company.  The Utility currently estimates that the additional cost of the employee retention program and the employee retraining and development program will be approximately $350 million.  The Joint Proposal seeks confirmation from the CPUC that these costs will be recovered through the Utility’s nuclear decommissioning electric rates.  The employee retention and retraining and development programs are subject to bargaining with the Utility’s labor unions.  The Utility will also incur costs in connection with an employee severance program.  The severance program was previously approved by the CPUC in prior nuclear decommissioning ratemaking proceedings.

In its Joint Proposal Application, the Utility also intends to propose a community mitigation program to compensate San Luis Obispo County, where Diablo Canyon is located, for the loss of property taxes associated with the declining rate base in Diablo Canyon through a transition period ending in 2025.  The program is conditioned on the CPUC approval of cost recovery through the Utility’s nuclear decommissioning electric rates.  The Utility currently estimates that the cost of this mitigation program will total nearly $50 million.

In its Joint Proposal Application, the Utility will also seek cost recovery of approximately $50 million in costs related to the federal and state Diablo Canyon license renewal process.

The Joint Proposal is contingent upon approval by the California State Lands Commission (“SLC”) of a new short-term submerged lands lease for the intake and discharge structures (the “New Lease”) at Diablo Canyon to run concurrently with Diablo Canyon’s current operating licenses, until Diablo Canyon Unit 2 ceases operations in August 2025.  (The current lease is scheduled to expire in 2018.)  The Utility believes that the approval of the New Lease will ensure sufficient time for the Utility to identify and bring online a portfolio of GHG-free replacement resources.  The Utility will submit a future lease extension request to address the period of time required for plant decommissioning, which under NRC regulations can take as long as 20 years.

The Utility currently does not believe customer rates will increase as a result of the Joint Proposal because it believes it is likely that implementing the proposal will have a lower overall cost than relicensing Diablo Canyon and operating it through 2044.  Factors affecting this include, in addition to lower demand, declining costs for renewable power and the potential for higher renewable integration costs if Diablo Canyon is relicensed.

The Utility intends to file its Joint Proposal Application with the CPUC no later than 30 days following the approval of the New Lease by the SLC and request that the CPUC issue a final decision approving the Joint Proposal Application no later than December 31, 2017.  If the CPUC decision is not issued by December 31, 2017, the Utility may delay implementation of the actions related to the procurement of GHG-free energy resources until such CPUC approval becomes final and non-appealable. The Utility will withdraw its license renewal application currently pending before the NRC if the CPUC approves the Joint Proposal Application and such approval has become final and non-appealable.

PG&E Corporation and the Utility are unable to predict whether the SLC will approve the submerged lands lease and whether the CPUC will approve the Joint Proposal.

The Utility expects that the decommissioning of Diablo Canyon will take many years after the expiration of its current operating licenses.  California Public Utilities Code Section 8328 requires the CPUC to authorize recovery in rates of all reasonable and prudently incurred costs associated with nuclear decommissioning.  In a March 1, 2016 application with the CPUC, the Utility estimated the cost to decommission Diablo Canyon at $3.779 billion (the “2015 NDCTP forecast”).  The 2015 NDCTP forecast is based on a financial model and does not reflect the results of an actual site-specific decommissioning study.  Similarly, while the 2015 NDCTP forecast includes employee severance program estimates, it does not include estimated costs related to the employee retention and retraining and development programs, and the San Luis Obispo County community mitigation program described above.  The Utility intends to conduct a site-specific decommissioning study to update the 2015 NDCTP forecast and to submit the study to the CPUC by mid-2019.  As of March 31, 2016, the Diablo Canyon nuclear decommissioning trust accounts’ total fair value was $2.8 billion.  Changes in the estimated costs, the timing of decommissioning or the assumptions underlying these estimates could cause material revisions to the estimated total cost to decommission.  (Nuclear decommissioning requires the safe removal of nuclear facilities from service and the reduction of residual radioactivity to a level that permits termination of the NRC license and release of the property for unrestricted use.  Nuclear decommissioning costs are collected in advance through rates and are held in nuclear decommissioning trusts to be used for the eventual decommissioning of each nuclear unit.  The Utility files an application with the CPUC every three years requesting approval of the Utility’s updated estimated decommissioning costs and any rate change necessary to fully fund the nuclear decommissioning trusts to the levels needed to decommission the Utility’s nuclear plants.)

The risks previously disclosed associated with Diablo Canyon operations during the remaining NRC licensing period and decommissioning are generally unaffected by the Joint Proposal.  The Parties retain all rights to raise safety issues associated with current operations of Diablo Canyon at the NRC or any other government agency.  Diablo Canyon will remain subject during this period to comprehensive NRC safety oversight and regulation.  If the Utility obtains contingent approvals referred to herein that will result in retiring Diablo Canyon at the end of the current NRC operating licenses, the Utility will not be required to install cooling towers or implement alternative measures in order to comply with the California State Water Resources Control Board Once-Through Cooling Water Policy, thus eliminating the risk of regulatory uncertainty regarding the measures that could have been imposed on the Utility or of incurring a material charge related thereto.  (As previously disclosed, in 2010 the California State Water Resources Control Board adopted a policy on once-through cooling that generally requires the installation of cooling towers or other significant measures to reduce the impact on marine life from existing power generation facilities in California by at least 85 percent and requires that Diablo Canyon be in compliance with this policy by December 31, 2024.)

The operation and decommissioning of the Utility’s nuclear power plants expose it to potentially significant liabilities.  If the CPUC were to disallow from rate recovery a significant portion of the costs related to the decommissioning of Diablo Canyon, including additional costs described herein, PG&E Corporation’s and the Utility’s financial condition, results of operations, or cash flows could be materially affected.  For more information about the risks associated with these activities, see PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2015 and their joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: June 20, 2016	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 20, 2016	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary